THIRD AMENDMENT TO
JOINT VENTURE AGREEMENT

THIS THIRD AMENDMENT TO JOINT VENTURE AGREEMENT (this “Amendment”) is made and entered into to be effective as of the 30th day of May, 2011 (“Effective Date”), by and between ADELMAN ENTERPRISES, INC., a Delaware corporation (“AE”) and MENACHE, LLC, a Delaware limited liability company (“Menache”), with reference to the following facts:

BACKGROUND INFORMATION

WHEREAS, AE and Menache are parties to that certain Joint Venture Agreement, dated April 24, 2010, as amended by that certain First Amendment thereto dated October 20, 2010 and the Second Amendment thereto dated November 24, 2010 (collectively, the “Joint Venture Agreement”) (capitalized terms not otherwise defined herein shall have the respective meanings ascribed to such terms in the Joint Venture Agreement); and

WHEREAS, in accordance with the Joint Venture Agreement, the parties have formed Menache Adelman, LLC, a Delaware limited liability company (the “Company”); and

WHEREAS, AE and Menache desire to amend the Joint Venture Agreement in accordance with the terms hereof to extend the date by which the Initial Funding must be contributed to the Company by AE in order to avoid the consequences described in Section 6.2 of the Joint Venture Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals and the agreements and covenants set forth herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.  Section 6.1 – Capitalization.  Section 6.1 of the Joint Venture Agreement is hereby deleted in its entirety, and the following provision is substituted in lieu thereof:

“As consideration for the 40% ownership of Menache Adelman, Adelman Enterprises has agreed to fund the development of the Technology such that such Technology becomes ready for use on a motion picture (“Funded Development”); provided however that it is anticipated that the amount contributed by Menache Adelman shall be Three Million Five Hundred Thousand Dollars ($3,500,000).  As soon as practicable following the execution of this Agreement, AE will first pay the amount of Sixty-Six Thousand Six Hundred Sixty-Seven Dollars ($66,667) to Alberto Menache as an independent contractor for his consulting services for the development of the Anthus Channel as it pertains to integrating motion capture into television programming (“Alberto Payment”).  AE will then contribute the amount of Three Hundred Fifty Thousand Dollars ($350,000) to the Company (“Company Initial Funding”) so that the initial work can commence on prototypes of the Technology.  The Alberto Payment and the Company Initial Funding shall be referred to herein as the “Initial Funding”.

Notwithstanding anything to the contrary in this Agreement, it is further agreed that beginning on August 20, 2011 (“Fund Share Date”), a minimum of one third (1/3) of each dollar (“Company Share”) received by AE or any of its subsidiary companies, shall be payable to the Company.  This obligation shall be triggered for all money that is received above and beyond the amount needed to cover the monthly expenses incurred by AE, with such monthly expenses not to exceed the amount of Six Thousand Dollars ($6,000).  These payments shall be made first to the Alberto Payment until the full amount of the Alberto Payment has been paid, and thereafter to the Company until the full amount of the Company Initial Funding has been received by the Company.  Thereafter, the Company Share shall be paid to the Company until such time as the Company (separate and apart from the Alberto Payment) has received a total of Three Million Five Hundred Thousand Dollars ($3,500,000).

Following the Initial Funding, AE shall make capital contributions to the Company in incremental amounts at least equal to the amounts required to pay all costs as and when contemplated under the budget heretofore agreed upon by AE and Menache and attached hereto as Exhibit “A” (the "Budget”).  The capital contributions described in this Section 6.1 shall be deemed to be consideration for AE’s 40% Ownership Interest in the Company.  If additional funding is needed beyond the amount contemplated in this Section 6.1, then AE shall, to the best of its ability, provide additional capital.”

2.  Section 6.2 – Extension of Time.  The time by which the Initial Funding must be contributed by AE to the Company in order to avoid the consequences set forth in Section 6.2 of the Joint Venture Agreement is hereby extended until October 31, 2011.  Accordingly, the first sentence of Section 6.2 of the Joint Venture Agreement is hereby deleted in its entirety, and the following sentence is substituted in lieu thereof:

“In the event that AE fails to contribute the Initial Funding to Menache Adelman by October 31, 2011, Menache shall have the right to terminate this Agreement.”

3.           Effective Date of Amendment.  The amendment to the Joint Venture Agreement described in this Amendment shall be effective as of the Effective Date.

4.    Joint Venture Agreement in Full Force and Effect.  Except as expressly amended hereby, the Joint Venture Agreement and the terms and provisions thereof shall remain in full force and effect.   Unless specifically provided to the contrary, or the context requires otherwise, all references herein to the Joint Venture Agreement shall mean the Joint Venture Agreement, as amended hereby.

5.           Electronic or Facsimile Transmission.  In order to facilitate execution of this Amendment, the parties agree that this Amendment may be executed and electronically mailed or sent by facsimile to the other party and the executed facsimile or electronic copy shall be binding and enforceable as an original.

6.    Counterparts.  This Amendment may be executed in counterparts, each of which, when executed, shall be deemed an original instrument, but all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have caused these presents to be signed, sealed and delivered as of the Effective Date.

ADELMAN ENTERPRISES, INC.

By:
Charles Adelman, President

MENACHE, LLC

By:
Alberto Menache, Manager

MENACHE, LLC
Budget Summary

	MONTH
G&A	1	2	3	4	5	6	7	8	9	10	11	12	Total
Management	$20	$20	$20	$20	$20	$20	$20	$20	$20	$20	$20	$20	$240
Insurance	$2	$2	$2	$2	$2	$2	$2	$2	$2	$2	$2	$2	$24
Payroll Taxes	$13	$13	$13	$13	$13	$13	$13	$13	$13	$13	$13	$13	$158
Rent	$5	$5	$5	$5	$5	$5	$5	$5	$5	$5	$5	$5	$60
Utilites	$1	$1	$1	$1	$1	$1	$1	$1	$1	$1	$1	$1	$12
Phone/Fax/Internet	$1	$1	$1	$1	$1	$1	$1	$1	$1	$1	$1	$1	$12
Office Supplies	$1	$1	$1	$1	$1	$1	$1	$1	$1	$1	$1	$1	$12
Travel & Entertainment	$2	$2	$2	$2	$2	$2	$2	$2	$2	$2	$2	$2	$24
Consulting/Accounting Fees	$1	$1	$1	$1	$1	$1	$1	$1	$1	$1	$1	$1	$12
Legal Fees	$2	$2	$2	$2	$2	$2	$2	$2	$2	$2	$2	$2	$24
Total G&A	$48	$48	$48	$48	$48	$48	$48	$48	$48	$48	$48	$48	$578

TOTAL R&D	$125	$220	$250	$252	$252	$262	$262	$267	$257	$209	$134	$130	$2,620

Subtotal	$173	$268	$298	$300	$300	$310	$310	$315	$305	$257	$182	$178	$3,198

10% Contingency	$17	$27	$30	$30	$30	$31	$31	$32	$31	$26	$18	$18	$320

Total	$191	$295	$328	$330	$330	$341	$341	$347	$336	$283	$200	$196	$3,518

MENACHE, LLC
Phase II R&D Budget

	MONTHS
	1	2	3	4	5	6	7	8	9	10	11	12	Total
Staff
System Engineer	$25	$25	$25	$25	$25	$25	$25	$25	$25	$25	$25	$25	$300
DSP Engineer	$13	$13	$13	$13	$13	$13	$13	$13	$13	$13	$13	$13	$150
Software Engineer	$15	$15	$15	$15	$15	$15	$15	$15	$15	$15	$15	$15	$180
System Engineer # 2	$15	$15	$15	$15	$15	$15	$15	$15	$15	$15	$15	$15	$180
Digital Engineer	$15	$15	$15	$15	$15	$15	$15	$15	$15	$15	$15	$15	$180
Program Manager	$8	$8	$8	$8	$8	$8	$8	$8	$8	$8	$8	$8	$90
Labor Subtotal	$90	$90	$90	$90	$90	$90	$90	$90	$90	$90	$90	$90	$1,080

Direct Cost
Tag Development		$30	$30	$30	$30	$30	$30	$30	$30				$240
Tag Antenna Development		$15	$15	$15	$15	$15	$15	$15	$15	$15			$135
Tag Package/Fixture Development						$10	$10	$10	$10	$10			$50
Tag Manufacturing				$2	$2	$2	$2	$2	$2	$4	$4		$20
Sensor RF/IF Development		$10	$10	$10	$10	$10	$10	$10	$10	$10			$90
Sensor Antenna Development			$10	$10	$10	$10	$10	$10	$10	$10			$80
Sensor FPGA Development		$20	$20	$20	$20	$20	$20	$20	$20	$20			$180
Sensor DSP Board Development				$20	$20	$20	$20	$20	$20				$120
Dual Pol Sensors Manufacturing			$20	$20	$20	$20	$20	$20	$20	$20			$160
Measurment Processor System		$20	$20										$40
Frequency Ref/Dist & AP			$5	$5	$5	$5	$5	$5	$5	$5			$40
UWB Development		$10	$10	$10	$10	$10	$10	$10					$70
Misc	$5	$5	$5	$5	$5	$5	$5	$5	$5	$5	$20	$20	$90
DC Subtotal	$5	$110	$145	$147	$147	$157	$157	$157	$147	$99	$24	$20	$1,315

Indirect Cost
Integration			$10	$10	$10	$10	$10	$10	$10	$10	$10	$10	$100
Software Tools	$10	$10	$5	$5	$5	$5	$5						$45
Test Equipment	$20	$10						$10	$10	$10	$10	$10	$80
IC Subtotal	$30	$20	$15	$15	$15	$15	$15	$20	$20	$20	$20	$20	$225

TOTAL	$125	$220	$250	$252	$252	$262	$262	$267	$257	$209	$134	$130	$2,620